Exhibit 14(b)

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement on Form N-14 of our report dated March 10, 2020, with respect to the consolidated financial statements of Kahala Ireland OpCo Designated Activity Company, not included herein, which report appears in the December 31, 2020 annual report on Form 10-K of Business Development Corporation of America, and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG

Dublin, Ireland

June 23, 2021